Exhibit 4.2.3


                                                                  EXECUTION COPY

            INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of December 14, 2005 (this "Instrument"), among CONGOLEUM CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 3705 Quakerbridge Road, Mercerville, New Jersey 08619 (the "Issuer"), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, having its corporate trust office at 401 South Tryon Street, 12th Floor, Charlotte, North Carolina 28288, as resigning Trustee (the "Resigning Trustee"), and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, having its corporate trust office at 452 Fifth Avenue, New York, New York 10018, as successor Trustee (the "Successor Trustee").

                                    RECITALS

            WHEREAS, there are presently outstanding under an Indenture, dated as of August 3, 1998, as supplemented by the First Supplemental Indenture, dated as of March 28, 2003, and as further supplemented by a Second Supplemental Indenture, dated as of August 3, 2003 between the Issuer and the Resigning Trustee (the "Indenture"),

            (i) $100,000,000 in aggregate principal amount of the Issuer's 8 5/8% Senior Notes due 2008(the Notes"), issued pursuant to the Indenture.

            WHEREAS, the Resigning Trustee wishes to resign as Trustee, Registrar and Paying Agent (the "Agent") under the Indenture; the Issuer wishes to appoint the Successor Trustee to succeed the Resigning Trustee as Trustee, Registrar and Paying Agent under the Indenture; and the Successor Trustee wishes to accept appointment as Trustee, Registrar,and Paying Agent under the Indenture.

            NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the receipt and sufficiency of which are hereby acknowledged, the Issuer, the Resigning Trustee and the Successor Trustee agree as follows:

                                   ARTICLE ONE
                              THE RESIGNING TRUSTEE

            Section 101. Pursuant to Section 6.10 of the Indenture, the Resigning Trustee hereby notifies the Issuer that the Resigning Trustee is hereby resigning as Trustee under the Indenture.

            Section 102. The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

            (a) No covenant or condition contained in the Indenture has been waived by the Resigning Trustee.

            (b) There is no action, suit or proceeding pending or, to the best of the knowledge of the Responsible Officers of the Resigning Trustee assigned to its corporate trust department, threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee under the Indenture.

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            (c)   This Instrument has been duly authorized, executed and
                  delivered on behalf of the Resigning Trustee.

            (d) $100,000,000.00 in aggregate principal amount of the Notes are outstanding.

            (e)   Interest on the Notes has been paid through August 1, 2003.

            Section 103. The Resigning Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee all right, title and interest of the Resigning Trustee in and to the trust under the Indenture, all the rights, powers and trusts of the Resigning Trustee under the Indenture and all property and money held or to be held under the Indenture, with like effect as if the Successor Trustee was originally named as Trustee under the Indenture. The Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers and trusts hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

            Section 104. The Resigning Trustee hereby resigns as Security Registrar, Agent and Paying Agent under the Indenture.

            Section 105. The Resigning Trustee shall deliver to the Successor Trustee, as of or immediately after the effective date hereof, all property held by it as Trustee under the Indenture and all of the documents listed on Exhibit A hereto.

                                   ARTICLE TWO
                                   THE ISSUER

            Section 201. The Issuer hereby certifies that Exhibit B annexed hereto is a copy of the resolutions which were duly adopted by the Board of Directors of the Issuer, which are in full force and effect on the date hereof, and which authorize certain officers of the Issuer to: (a) accept the Resigning Trustee's resignation as Trustee, Security Registrar, Agent and Paying Agent under the Indenture; (b) appoint the Successor Trustee as Trustee, Security Registrar, Agent and Paying Agent under the Indenture; and (c) execute and deliver such agreements and other instruments as may be necessary to effectuate the succession of the Successor Trustee as Trustee, Security Registrar, Agent and Paying Agent under the Indenture.

            Section 202. The Issuer hereby accepts the resignation of the Resigning Trustee as Trustee, Registrar and Paying Agent under the Indenture. Pursuant to Section 6.10 of the Indenture, the Issuer hereby appoints the Successor Trustee as Trustee under the Indenture and confirms to the Successor Trustee all the rights, powers and trusts of the Resigning Trustee under the Indenture and with respect to all property and money held or to be held under the Indenture, with like effect as if the Successor Trustee was originally named as Trustee under the Indenture. The Issuer shall execute and deliver such agreements and other instruments as may be necessary to effectuate the succession of the Successor Trustee as Trustee, Registrar and Paying Agent under the Indenture.


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

            Section 203. The Issuer hereby represents and warrants to the Successor Trustee and the Resigning Trustee that:

            (a) The Indenture has not been amended or modified except as set forth herein.

            (b) The Issuer is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

            (d) No event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under the Indenture other than the Issuer commencing a voluntary Chapter 11 Bankruptcy filing and failing to pay interest due since February 1, 2004.

            (e) No covenant or condition contained in the Indenture has been waived by the Holders of a majority in aggregate principal amount of the Notes required to effect any such waiver.

            (f) This Instrument has been duly authorized, executed and delivered on behalf of the Issuer.

            Section 204. The Issuer hereby appoints the Successor Trustee as Security Registrar, Agent and Paying Agent under the Indenture.

                                  ARTICLE THREE
                              THE SUCCESSOR TRUSTEE

            Section 301. The Successor Trustee hereby represents and warrants to the Resigning Trustee and the Issuer that:

            (a)   The Successor Trustee is eligible under the provisions of
                  Section 6.9 of the Indenture to act as Trustee under the Indenture.

            (b) This Instrument has been duly authorized, executed and delivered on behalf of the Successor Trustee.

            Section 302. Pursuant to Section 6.11 of the Indenture, the Successor Trustee hereby accepts its appointment as Trustee under the Indenture and shall hereby be vested with all the rights, powers and trusts of the Resigning Trustee under the Indenture and with respect to all property and money held or to be held under the Indenture, with like effect as if the Successor Trustee was originally named as Trustee under the Indenture

            Section 303. The Successor Trustee hereby accepts its appointment as Registrar and Paying Agent under the Indenture.


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

            Section 304. Promptly after the execution and delivery of this Instrument, the Successor Trustee, on behalf of the Issuer, shall cause a notice, the form of which is annexed hereto marked Exhibit C, to be sent to each Holder of the Notes in accordance with Section 6.11of the Indenture.

                                  ARTICLE FOUR
                                  MISCELLANEOUS

            Section 401. Except as otherwise expressly provided or unless the context otherwise requires, all capitalized terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            Section 402. The resignation of the Resigning Trustee as Registrar and Paying Agent under the Indenture, and the appointment of the Successor Trustee in such capacities, shall each be effective upon the entering by the Court of an order so confirming such resignation and appointment.

            Section 403. Notwithstanding the resignation of the Resigning Trustee effected hereby, the Resigning Trustee shall be entitled to compensation, reimbursement and indemnification to the extent provided under
Section 6.6 of the Indenture in connection with its prior trusteeship under the Indenture. The Successor Trustee shall also be entitled to compensation, reimbursement and indemnification as set forth in Section 6.6 of the Indenture, which rights and obligations shall survive the execution hereof.

            Section 404. This Instrument shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture and its construction.

            Section 405. This Instrument may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

            Section 406. All notices, whether faxed or mailed, will be deemed received when sent pursuant to the following instructions:

            TO THE RESIGNING TRUSTEE:

                  Ms. Staci Marino
                  Vice President
                  Wachovia Bank, National Association
                  Corporate Trust Advisory Services
                  NC 1179
                  401 South Tryon Street, 12th Floor
                  Charlotte, North Carolina 28288-1179
                  Fax: (704) 374-6682
                  Tel.: (704) 715-2419


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

            TO THE SUCCESSOR TRUSTEE:

                  Mr. Robert Conrad
                  Vice President

                  Mailing Address:
                  Corporate Trust and Loan Agency
                  HSBC Bank USA, National Association
                  452 Fifth Avenue
                  New York, New York 10018

                  Courier Deliveries:
                  Corporate Trust and Loan Agency
                  HSBC Bank USA, National Association
                  10 East 40th Street, 14th Floor
                  New York, New York 10016

                  Fax: (212) 525-1366
                  Tel.: (212) 525-1314

            TO THE ISSUER:

                  Congoleum Corporation
                  3705 Quakerbridge Road
                  Mercerville, New Jersey 08619

                  Attn: Chief Financial Officer

                  Fax: (609) 584-3555


                       [Remainder of Page Intentionally Left Blank]


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

            IN WITNESS WHEREOF, the parties hereto have caused this Instrument of Resignation, Appointment and Acceptance to be duly executed as of the day and year first above written.


                                        CONGOLEUM CORPORATION


                                        By: /s/ Howard N. Feist
                                            --------------------------------
                                            Name: Howard N. Feist
                                            Title: Chief Financial Officer


                                        WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        as Resigning Trustee


                                        By: /s/ Charles S. Hodges
                                            --------------------------------
                                            Name: Charles S. Hodges
                                            Title: Vice President


                                        HSBC BANK USA, NATIONAL ASSOCIATION,
                                        as Successor Trustee


                                        By: /s/ Robert A. Conrad
                                            --------------------------------
                                            Name: Robert A. Conrad
                                            Title: Vice President


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

                                    EXHIBIT A

  Documents to be delivered to the Successor Trustee by the Resigning Trustee

1.    Executed copy of the Indenture.

2.    File of closing documents.

3. Copy of the most recent of each of the SEC reports delivered by the Issuer pursuant to the Indenture.

4. Copies of the most recent Compliance Certificate delivered pursuant to the Indenture.

5. Copies of any official notices sent by the Trustee to all the Holders of the Notes pursuant to the terms of the Indenture during the past twelve months and a copy of the most recent Trustee's Annual Report to Holders, if any.

6. Certified List of Holders as of the date of this Instrument, certificate detail and all "stop transfers" and the reason for such "stop transfers" (or, alternatively, if there are a substantial number of registered Holders, the computer tape reflecting the identity, address, tax identification number and detailed holdings of each such Holder).

7.    Notes debt service records.

8. Trust account statements for a one-year period preceding the date of this Instrument.

9.    All unissued Notes inventory or DTC FAST held global certificates.

10. Such other documents as the Successor Trustee may reasonably require in connection with its appointment.

                                    EXHIBIT B

                          CERTIFIED COPY OF RESOLUTIONS

                          OF THE BOARD OF DIRECTORS OF

                              CONGOLEUM CORPORATION

            The undersigned, Howard N. Feist, hereby certifies that he/she is the duly appointed, qualified and acting Secretary of Congoleum Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"), and further certifies that the following is a true and correct copy of certain resolutions duly adopted by the Board of Directors of said Company on December 12, 2005 and that said resolutions have not been amended, modified or rescinded:

            "RESOLVED, that the Company appoint HSBC Bank USA, National Association (the "Successor Trustee") as successor Trustee, Security Registrar the office or agency where notices and demands to or upon the Company in respect of the Securities (as defined below) and of the Indenture (as defined below) may be served (the "Agent") and Paying Agent under the Indenture, dated as of August 3, 1998, as amended (as so amended, the "Indenture"), between the Company and Wachovia Bank, National Association (the "Resigning Trustee"), as Trustee, pursuant to which the Company issued $100,000,000 in aggregate principal amount of its 8.625% Senior Notes due 2008 (together, the "Securities"); and that the Company accept the resignation of the Resigning Trustee as Trustee, Security Registrar, Agent and Paying Agent under the Indenture, such resignation to be effective upon the execution and delivery by the Successor Trustee to the Company of an instrument or instruments accepting such appointment as successor Trustee, Security Registrar, Agent and Paying Agent under the Indenture; and it is further

            RESOLVED, any officer of the Company be, and each of them hereby is, authorized, empowered and directed to execute and deliver in the name and on behalf of the Company an instrument or instruments appointing the Successor Trustee as the successor Trustee, Security Registrar, Agent and Paying Agent; and it is further

            RESOLVED, that the proper officers of the Company are hereby authorized, empowered and directed to do or cause to be done all such acts or things, and to execute and deliver, or cause to be executed or delivered, any and all such other agreements, amendments, instruments, certificates, documents or papers (including, without limitation, any and all notices and certificates required or permitted to be given or made on behalf of the Company to the Successor Trustee or to the Resigning Trustee), under the terms of any of the executed instruments in connection with the resignation of the Resigning Trustee, and the appointment of the Successor Trustee, in the name and on behalf of the Company as any of such officers, in his/her discretion, may deem necessary or advisable to effectuate or carry out the purposes and intent of the foregoing resolutions; and to exercise any of the Company's obligations under the instruments and agreements executed on behalf of the Company in connection with the resignation of the Resigning Trustee and the appointment of the Successor Trustee."

      IN WITNESS WHEREOF, I have hereunto set my hand as Secretary and have affixed the seal of the Company this 14th day of December, 2005.


                                          By:   /s/ Howard N. Feist
                                                ----------------------------
                                                Name:  Howard N. Feist
                                                Title: Secretary


[SEAL]

                                    EXHIBIT C

Notice to Holders of Congoleum Corporation (the "Issuer") 8.625% Senior Notes due 2008 (the "Notes"):

            We hereby notify you of the resignation of Wachovia Bank, National Association as Trustee under the Indenture, dated as of August 3, 1998, as amended (as amended, the "Indenture"), pursuant to which your Notes were issued and are outstanding.

            The Issuer has appointed HSBC Bank USA, National Association, whose corporate trust office is located at 452 Fifth Avenue, New York, New York 10018,
Attention: Corporate Trust and Loan Agency (courier deliveries: 10 East 40th Street, 14th Floor, New York, New York 10016), as successor Trustee under the Indenture, which appointment has been accepted and has become effective.


                                          HSBC BANK USA, NATIONAL ASSOCIATION,
                                          Successor Trustee


Date:  December 12, 2005